EXHIBIT 99.1

athenahealth, Inc. Reports First Quarter Fiscal Year 2013 Results

Q1 2013 Financial Results

•	30% Revenue Growth Over First Quarter of 2012

•	24% Revenue Growth Over First Quarter of 2012 Excluding Epocrates

•	Non-GAAP Adjusted EBITDA of $17.6 million

•	GAAP Net Income of $0.7 million or $0.02 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $14.2 million, or $0.38 Per Diluted Share
WATERTOWN, MA – May 2, 2013 - athenahealth, Inc. (NASDAQ: ATHN) (the “Company,” “we,” or “athenahealth”), a leading provider of cloud-based electronic health record (EHR), practice management, and care coordination services to medical groups and health systems, today announced financial and operational results for the first quarter of fiscal year 2013. The Company will conduct a conference call tomorrow May 3, 2013, at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.
Total revenue for the three months ended March 31, 2013, was $125.6 million, compared to $96.6 million in the same period last year, an increase of 30%. Total revenue for the three months ended March 31, 2013 includes Epocrates revenue of $5.5 million from the acquisition date of March 12, 2013 to the period ended March 31, 2013. Excluding the Epocrates revenue of $5.5 million, core athenahealth revenue was $120.1 million, an increase of 24% over Q1 2012.
“Delivering value by making health care work as it should is our focus. We’re no longer just taking on administrative work. Our expanding set of services connects clients to non-clients across the cloud-based health information backbone we’ve built. We make it possible for historically incompatible systems to communicate and we’re changing the game when it comes to access to influential clinical content,” said Jonathan Bush, the Company’s Chairman and Chief Executive Officer. “With the acquisition of mobile clinical app leader Epocrates, we’re now front-and-center for caregivers across the country. And with our launch of athenaClarity, we’ve activated patient population surveillance and management. And our relationship with clients and prospects has matured as well. We’re evolving from a disruptor into a known and trusted source - a partner that helps providers thrive through change.”
For the three months ended March 31, 2013, Non-GAAP Adjusted Gross Margin was 60.4%, down from 61.5% in the same period last year, as the Company continues to invest in its service offerings. Non-GAAP Adjusted EBITDA increased 3%, to $17.6 million, or 14.0% of total revenue, from Non-GAAP Adjusted EBITDA of $17.1 million, or 17.7% of total revenue, in the same period last year. For the three months ended March 31, 2013, GAAP net income was $0.7 million, or $0.02 per diluted share, compared to $2.4 million, or $0.07 per diluted share, in the same period last year. Non-GAAP Adjusted Net Income was $14.2 million, or $0.38 per diluted share, up from $6.3 million, or $0.17 per diluted share, in the same period last year. Non-GAAP Adjusted Net Income excludes $5.7 million of integration and transaction costs relating to the acquisition of Epocrates, Inc. which closed on March 12, 2013, and the pending purchase of the Arsenal on the Charles campus in Watertown, Massachusetts. See “Use of Non-GAAP Financial Measures” below.
“Q1 2013 has been a very exciting and productive quarter with the completion of the Epocrates acquisition and the great progress we have made in anticipation of closing the Arsenal transaction and our new debt financing,” said Tim Adams, the Company’s Chief Financial Officer. “In addition to these significant transactions, we remained focused on our core business and delivered strong financial results that were in line with our expectations. We are updating our fiscal year 2013 guidance to incorporate the Epocrates transaction and the anticipated closing of the Arsenal and debt financing transactions.”

athenahealth's updated fiscal year 2013 guidance is presented below:

For the Fiscal Year Ending December 31, 2013
Forward Looking Guidance
GAAP Total Revenue	$580 - $615 million
Non-GAAP Adjusted Gross Margin	63.0% - 64.0%
Non-GAAP Adjusted Operating Income	$68 - $80 million
Non-GAAP Adjusted Net Income per Diluted Share	$1.05 - $1.15
Our updated GAAP revenue guidance of $580 million to $615 million includes approximately $55 million to $65 million of revenue contribution relating to the Epocrates transaction and the anticipated completion of the Arsenal transaction.

•
The range for Epocrates revenue is $46 million to $55 million which includes an approximate $10 million reduction in revenue attributed to the purchase accounting treatment of Epocrates' deferred revenue, and an approximate $15 million reduction in revenue due to the changes made to our market research offerings.

•	The Arsenal purchase, if completed, is expected to add approximately $10 million of revenue related to third-party tenants who currently occupy a portion of the Arsenal campus.
Our updated guidance for Non-GAAP Adjusted Net Income per Diluted Share is $1.05 to $1.15.

•
The approximate $10 million reduction in revenue attributed to the purchase accounting treatment of Epocrates' deferred revenue results in a reduction in Non-GAAP Adjusted Net Income per Diluted Share.

•	The updated guidance range also reflects an anticipated fiscal year 2013 GAAP effective tax rate of approximately 70% to 90%.

•
The change in the anticipated fiscal year 2013 GAAP effective tax rate is driven by the purchase of Epocrates. Excluding the impact from Epocrates, the estimated fiscal year 2013 GAAP effective tax rate remains otherwise materially unchanged from our original guidance communicated in December 2012.

•
Our 2013 consolidated GAAP pre-tax income forecast has been reduced from previous estimates due to the projected GAAP pre-tax loss for Epocrates that is primarily attributed to integration and transaction costs, stock compensation expense, and amortization of purchased intangibles for the remainder of 2013 post-acquisition. This projected lower GAAP pre-tax income results in an increase in the effective tax rate because permanent differences, which remained otherwise materially unchanged other than acquisition-related expenses, are a greater percentage of a lower estimated GAAP pre-tax income.

•	Our estimated cash taxes are expected to be substantially lower than our previous estimates for fiscal year 2013.
Our new debt financing, anticipated to close next week, will include a $200 million term loan and a $125 million revolving credit facility. Please see athenahealth's Q1 2013 Prepared Remarks, published in conjunction with this press release for more information on the Company's updated fiscal year 2013 guidance.

Key metrics and milestones in the first quarter of fiscal year 2013 included the following:

•	$2.6 billion in collections posted to client accounts in the first quarter of 2013, compared to $2.1 billion in the same quarter of 2012

•	37.6 average client Days in Accounts Receivable (DAR) in the first quarter of 2013, compared to 40.0 average client DAR in the same quarter of 2012

•	40,937 active medical providers using athenaCollector® at March 31, 2013, 28,850 of whom were physicians, compared to 33,923 providers and 24,101 physicians at March 31, 2012

•	12,139 active medical providers using athenaClinicals® at March 31, 2013, 8,776 of whom were physicians, compared to 7,402 providers and 5,331 physicians at March 31, 2012

•	16,296 active medical providers using athenaCommunicator® at March 31, 2013, 11,840 of whom were physicians, compared to 6,800 providers and 4,820 physicians at March 31, 2012
As of March 31, 2013, the Company had $47.8 million of cash and cash equivalents and $105.0 million outstanding on the line of credit.
Use of Non-GAAP Financial Measures
In the Company’s earnings releases, conference calls, slide presentations, and webcasts, the Company may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.athenahealth.com.
Conference Call Information
To participate in the Company’s live conference call and webcast, please dial 800-447-0521 (or 847-413-3238 for international calls) using conference code No. 34414714, or visit the Investors section of the Company’s web site at www.athenahealth.com. A replay will be available for one week following the conference call at 888-843-7419 (and 630-652-3042 for international calls) using conference code No. 34414714. A webcast replay will also be archived on the Company’s website.
About athenahealth, Inc.
athenahealth is a leading provider of cloud-based services for electronic health record (EHR), practice management, and care coordination. athenahealth's mission is to be caregivers’ most trusted service, helping them do well doing the right thing. For more information, please visit www.athenahealth.com or call 888-652-8200.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook; statements regarding the benefits of the Company’s service offerings; statements regarding changes in the health care industry, including an increased emphasis on coordinated care and health information exchange, and the Company’s positioning in regard to those changes; statements regarding the consummation and timing of the property and financing transactions; and statements found under the Company’s “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the Company’s fluctuating operating results; the Company’s variable sales and implementation cycles, which may result in fluctuations in its quarterly results; risks associated with the acquisition and integration of companies and new technologies to achieve expected synergies, including those related to the Company's ability to successfully integrate the services and offerings of Epocrates, Inc. and realize the expected benefits; risks associated with the expected performance of athenaClaritySM; risks associated with its expectations regarding its ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which the Company operates and the relative immaturity of the market for its service offerings; and the evolving and complex governmental and regulatory compliance environment in which the Company and its clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, please see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the Company’s website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.

Contacts:
Dana Quattrochi
athenahealth (Investors)
(617) 402-1329
investorrelations@athenahealth.com

Holly Spring
athenahealth (Media)
(617) 402-1631
hspring@athenahealth.com

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$47,807	$154,988
Short-term investments	—	38,092
Current portion of restricted cash	1,357	1,357
Accounts receivable - net	92,572	61,916
Deferred tax assets - net	8,023	6,907
Prepaid expenses and other current assets	16,469	10,924
Total current assets	166,228	274,184

Property and equipment - net	61,670	54,035
Capitalized software costs - net	18,829	16,050
Purchased intangibles - net	159,722	21,561
Goodwill	196,183	48,090
Deferred tax assets - net	—	11,759
Investments and other assets	3,466	2,773
Total assets	$606,098	$428,452

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$105,000	$—
Accounts payable	5,256	1,733
Accrued compensation	22,775	36,393
Accrued expenses	29,368	19,683
Current portion of deferred revenue	36,358	8,209
Current portion of deferred rent	1,249	799
Total current liabilities	200,006	66,817
Deferred rent, net of current portion	2,095	2,854
Deferred revenue, net of current portion	48,861	45,515
Long-term deferred tax liability - net	16,424	—
Other long-term liabilities	2,877	1,618
Total liabilities	270,263	116,804

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at March 31, 2013, and December 31, 2012, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 37,935 shares issued and 36,657 shares outstanding at March 31, 2013; 37,572 shares issued and 36,294 shares outstanding at December 31, 2012	380	376
Additional paid-in capital	326,974	303,547
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive loss	(25)	(81)
Retained earnings	9,706	9,006
Total stockholders’ equity	335,835	311,648
Total liabilities and stockholders’ equity	$606,098	$428,452

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenue:
Business services	$121,463	$93,549
Implementation and other	4,133	3,017
Total revenue	125,596	96,566
Expense:
Direct operating	53,185	38,798
Selling and marketing	32,922	23,728
Research and development	11,944	7,168
General and administrative	31,077	16,199
Depreciation and amortization	8,341	5,486
Total expense	137,469	91,379
Operating (loss) income	(11,873)	5,187
Other (expense) income	(110)	134
(Loss) income before income tax benefit (provision)	(11,983)	5,321
Income tax benefit (provision)	12,683	(2,893)
Net income	$700	$2,428
Net income per share - Basic	$0.02	$0.07
Net income per share - Diluted	$0.02	$0.07
Weighted average shares used in computing net income per share:
Basic	36,409	35,535
Diluted	37,744	36,996

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$700	$2,428
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,138	6,276
Amortization of premium on investments	84	354
Provision for uncollectible accounts	242	287
Excess tax benefit from stock-based awards	—	(2,829)
Deferred income tax	(12,745)	40
Change in fair value of contingent considerations	—	71
Stock-based compensation expense	13,658	5,633
Other reconciling adjustments	(6)	—
Changes in operating assets and liabilities:
Accounts receivable	(7,754)	(4,307)
Prepaid expenses and other current assets	(2,260)	(847)
Other long-term assets	73	94
Accounts payable	1,985	3,054
Accrued expenses	4,199	77
Accrued compensation	(15,640)	(11,347)
Deferred revenue	2,095	858
Deferred rent	(309)	(221)
Net cash used in operating activities	(5,540)	(379)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(4,799)	(2,839)
Purchases of property and equipment	(11,003)	(10,383)
Proceeds from sales and maturities of investments	56,245	25,224
Purchases of short-term and long-term investments	—	(25,904)
Payments on acquisition, net of cash acquired	(242,836)	—
Decrease in restricted cash	—	104
Net cash used in investing activities	(202,393)	(13,798)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	8,945	7,958
Taxes paid related to net share settlement of restricted stock awards	(7,199)	(1,825)
Excess tax benefit from stock-based awards	—	2,829
Payment of contingent consideration accrued at acquisition date	—	(104)
Debt issuance costs	(275)	—
Net settlement of acquired company’s board of directors equity shares	(5,806)	—
Net proceeds from line of credit	105,000	—
Net cash provided by financing activities	100,665	8,858
Effects of exchange rate changes on cash and cash equivalents	87	29
Net decrease in cash and cash equivalents	(107,181)	(5,290)
Cash and cash equivalents at beginning of period	154,988	57,781
Cash and cash equivalents at end of period	$47,807	$52,491

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation impacting the Condensed Consolidated Statements of Income for the three months ended March 31, 2013 and 2012:

	Three Months Ended March 31,
	2013	2012
Stock-based compensation charged to Consolidated Statements of Income:
Direct operating	$1,717	$908
Selling and marketing	2,876	1,672
Research and development	1,323	765
General and administrative	7,742	2,288
Total stock-based compensation expense	13,658	5,633
Amortization of capitalized stock-based compensation related to software development (1)	156	—
Total	$13,814	$5,633

(1)
In addition, for the three months ended March 31, 2013, $0.4 million of stock-based compensation was capitalized in the line item Capitalized Software Costs in the Consolidated Balance Sheet for which $0.2 million of amortization was included in the line item Depreciation and Amortization Expense in the Consolidated Statements of Income. The amount of stock-based compensation related to capitalized software development costs in prior periods was not significant.

athenahealth, Inc.
CASH, CASH EQUIVALENTS, AND AVAILABLE-FOR-SALE INVESTMENTS
(Unaudited, in thousands)

Set forth below is a breakout of total cash, cash equivalents, and available-for-sale investments as of March 31, 2013, and December 31, 2012:

	March 31, 2013	December 31, 2012

Cash, cash equivalents	$47,807	$154,988
Short-term investments	—	38,092
Total	$47,807	$193,080

athenahealth, Inc.
REVENUE AND NON-GAAP ADJUSTED OPERATING INCOME BY BUSINESS
(Unaudited, in thousands)

Set for below is a breakout of revenue and “Non-GAAP Adjusted Operating Income” by business for the three months ended March 31, 2013 and 2012:

	Three months ended March 31,
	2013	2012
Revenue:
Business services:
athenahealth	$115,946	$93,549
Epocrates	5,517	—
Implementation and other:
athenahealth	4,133	3,017
Total revenue	$125,596	$96,566

	Three months ended March 31,
	2013	2012
Non-GAAP Adjusted Operating Income:
athenahealth	$9,064	$11,573
Epocrates	326	—
Total Non-GAAP Adjusted Operating Income	9,390	11,573
Stock-based compensation expense	13,814	5,633
Integration and transaction costs	5,709	—
Amortization of purchased intangibles	1,740	753
Total operating income (loss)	(11,873)	5,187
Other (expense) income	(110)	134
(Loss) income before income tax benefit (provision)	(11,983)	5,321
Income tax benefit (provision)	12,683	(2,893)
Net income	$700	$2,428

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with accounting principles generally accepted in the United States of America (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended
	March 31,
	2013	2012

Total revenue	$125,596	$96,566
Direct operating expense	53,185	38,798
Total revenue less direct
operating expense	72,411	57,768
Add: Stock-based compensation
allocated to direct operating expense	1,717	908
Add: Amortization of purchased intangibles	1,740	753

Non-GAAP Adjusted Gross Profit	$75,868	$59,429

Non-GAAP Adjusted Gross Margin	60.4%	61.5%

Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended
	March 31,
	2013	2012

Total Revenue	$125,596	$96,566

GAAP net income	700	2,428
Add: (Benefit) provision for income taxes	(12,683)	2,893
Less: Total other expense (income)	110	(134)
Add: Stock-based compensation expense	13,658	5,633
Add: Depreciation and amortization	8,341	5,486
Add: Amortization of purchased intangibles	1,740	753
Add: Integration and transaction costs (tax deductible)	3,794	—
Add: Integration and transaction costs (non-tax deductible)	1,915	—

Non-GAAP Adjusted EBITDA	$17,575	$17,059

Non-GAAP Adjusted EBITDA Margin	14.0%	17.7%
Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended
	March 31,
	2013	2012

Total revenue	$125,596	$96,566

GAAP net income	700	2,428
Add: (Benefit) provision for income taxes	(12,683)	2,893
Less: Total other expense (income)	110	(134)
Add: Stock-based compensation expense	13,658	5,633
Add: Amortization of capitalized stock-based compensation related to software development	156	—
Add: Amortization of purchased intangibles	1,740	753
Add: Integration and transaction costs	3,794	—
Add: Non-tax deductible transaction costs	1,915	—

Non-GAAP Adjusted Operating Income	$9,390	$11,573

Non-GAAP Adjusted Operating Income Margin	7.5%	12.0%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands)	Three Months Ended
	March 31,
	2013	2012

GAAP net income	$700	$2,428
Add: Stock-based compensation expense	13,658	5,633
Add: Amortization of capitalized stock-based compensation related to software development	156	—
Add: Amortization of purchased intangibles	1,740	753
Add: Integration and transaction costs	3,794	—

Sub-total of tax deductible items	19,348	6,386

(Less): Tax impact of tax deductible items (1)	(7,739)	(2,554)
Add: Non-tax deductible transaction costs	1,915	—

Non-GAAP Adjusted Net Income	$14,224	$6,260

Weighted average shares - diluted	37,744	36,996

Non-GAAP Adjusted Net Income per Diluted Share	$0.38	$0.17

(1)	Tax impact calculated using a statutory tax rate of 40%.

(unaudited, in thousands)	Three Months Ended
	March 31,
	2013	2012

GAAP net income per share - diluted	$0.02	$0.07
Add: Stock-based compensation expense	0.36	0.15
Add: Amortization of capitalized stock-based compensation related to software development	—	—
Add: Amortization of purchased intangibles	0.05	0.02
Add: Integration and transaction costs	0.10	—

Sub-total of tax deductible items	0.51	0.17

(Less): Tax impact of tax deductible items (1)	(0.21)	(0.07)
Add: Non-tax deductible transaction costs	0.05	—

Non-GAAP Adjusted Net Income per Diluted Share	$0.38	$0.17

Weighted average shares - diluted	37,744	36,996

(1)	Tax impact calculated using a statutory tax rate of 40%.

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2013 GUIDANCE
(Unaudited, in millions, except per share amounts)

Please note that the figures presented below may not sum exactly due to rounding.

Non-GAAP Adjusted Gross Margin Guidance
Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin” guidance for fiscal year 2013, which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2013
Total revenue	$580.0	$615.0
Direct operating expense	233.4	240.2
Total revenue less direct operating expense	$346.7	$374.9

Add: Stock-based compensation expense	5.3	5.3
allocated to direct operating expense
Add: Amortization of purchased intangibles (1)	13.4	13.4

Non-GAAP Adjusted Gross Profit	$365.4	$393.6

Non-GAAP Adjusted Gross Margin	63.0%	64.0%

(1)	Based on preliminary estimates related to purchase accounting for the Epocrates transaction.
Non-GAAP Adjusted Operating Income Guidance
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin” guidance for fiscal year 2013, which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2013
Total revenue	$580.0	$615.0

GAAP net (loss) income	(0.4)	3.2
Add: (Benefit) provision for income taxes	(2.2)	7.6
Add (less): Total other (income) expense	5.0	3.5
Add: Stock-based compensation expense	42.5	42.5
Add: Amortization of capitalized stock-based compensation related to software development	0.5	0.5
Add: Amortization of purchased intangibles (1)	13.4	13.4
Add: Integration and transaction costs	7.0	7.0
Add: Non-tax deductible transaction costs	2.2	2.2

Non-GAAP Adjusted Operating Income	$68.0	$80.0

Non-GAAP Adjusted Operating Income Margin	11.7%	13%

(1)	Based on preliminary estimates related to purchase accounting for the Epocrates transaction.

Non-GAAP Adjusted Net Income Guidance
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share” guidance for fiscal year 2013.

	LOW	HIGH
	Fiscal Year Ending December 31, 2013
GAAP net (loss) income	$(0.4)	$3.2
Add: Stock-based compensation expense	42.5	42.5
Add: Amortization of capitalized stock-based compensation related to software development	0.5	0.5
Add: Amortization of purchased intangibles (1)	13.4	13.4
Add: Integration and transaction costs	7.0	7.0

Sub-total of tax deductible items	$63.4	$63.4

(Less): Tax impact of tax deductible items (2)	(25.3)	(25.3)
Add: Non-tax deductible transaction costs	2.2	2.2

Non-GAAP Adjusted Net Income	$39.8	$43.4

Weighted average shares - diluted	37.9	37.9

Non-GAAP Adjusted Net Income per Diluted Share	$1.05	$1.15

(1)	Based on preliminary estimates related to purchase accounting for the Epocrates transaction.

(2)	Tax impact calculated using a statutory tax rate of 40%.

	LOW	HIGH
	Fiscal Year Ending December 31, 2013
GAAP net (loss) income per share - diluted	$(0.01)	$0.08
Add: Stock-based compensation expense	1.12	1.12
Add: Amortization of capitalized stock-based compensation related to software development	0.01	0.01
Add: Amortization of purchased intangibles (1)	0.35	0.35
Add: Integration and transaction costs	0.18	0.18

Sub-total of tax deductible items	$1.67	$1.67

(Less): Tax impact of tax deductible items (2)	(0.67)	(0.67)
Add: Non-tax deductible transaction costs	0.06	0.06

Non-GAAP Adjusted Net Income per Diluted Share	$1.05	$1.15

Weighted average shares - diluted	37.9	37.9

(1)	Based on preliminary estimates related to purchase accounting for the Epocrates transaction.

(2)	Tax impact calculated using a statutory tax rate of 40%.

Explanation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangibles, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in the Company’s ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before (benefit) provision for income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangibles, integration costs, and transaction costs and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangibles, integration costs, and transaction costs and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangibles, integration costs, transaction costs and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.
Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

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Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of the expenditure is partially outside of the Company’s control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the Company’s performance during the period in which the expense is incurred.

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Amortization of purchased intangibles — purchased intangibles are amortized over their estimated useful life and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.

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Integration costs — integration costs are the severance and retention bonuses for certain employees relating to the Epocrates acquisition. Accordingly, these costs are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Management does not believe such charges accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.

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Transaction costs — transaction costs are non-recurring costs related to specific transactions. Accordingly, these costs are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Management does not believe such charges accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.